EXHIBIT 23.1

CONSENT OF
KABANI & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the inclusion by incorporation by reference in this Registration Statement on Form S-3 and in the related Prospectus, of our report relating to the financial statements of NetSol Technologies, Inc. the year ended June 30, 2006. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ Kabani & Company

Kabani & Company
Certified Public Accountants
Huntington Beach, California
Date: March 2, 2007